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September 22, 1999


Mr. Menashe Ben-David
c/o GlobeWave Inc.
Teliran Electronic Industries Ltd.
218 Route 17 North
Rochelle Park, New Jersey 07662

Re:  CyNet, Inc.,  Teliran & GlobeWave Strategic Alliance

Dear Mr. Ben-David:

This letter summarizes the understanding among CyNet, Inc., Teliran Electronic Industries Ltd. & GlobeWave following our August 19, 1999 meeting in Houston, Texas. The terms and conditions are as follows:

      1. GlobeWave Inc. ("GlobeWave") is the wholly owned marketing arm of Teliran Electronic Industries Ltd. ("Teliran") and Teliran is an Israeli corporation. Collectively, GlobeWave and Teliran are referred to as the "Company." CyNet, Inc. is a Texas corporation ("CyNet").

      2. CyNet desires to be the exclusive sales agent of the Company and the Company desires CyNet to be its exclusive sales agent in a defined territory in the United States (US) that consists of the states of Florida, Georgia, Alabama, Tennessee, Mississippi, Arkansas, Louisiana, Oklahoma, Texas, New Mexico, Colorado, Arizona, Nevada, California, Utah, Oregon, Washington, and Hawaii. Based upon CyNet's sales performance in the above defined territory, the Company will consider appointing CyNet as the Company's exclusive sales agent in the US and its territories.

      3. As consideration for the Company appointing CyNet as its exclusive sales agent in the defined territories from September 1999 through December 1999, CyNet agrees to purchase 1,000 units of the GlobeWave Cellular Modem with delivery schedules for the 1,000 units to be completed on or before December 31, 1999. The purchase price for this order is $400 each. GlobeWave will provide CyNet with a special $50 discount on each unit. This discount is in recognition of


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                                                        CyNet/Teliran/GlobeWave
                                                        Letter of Understanding
                                                             September 22, 1999
                                                                         Page 2


           CyNet's marketing and sales effort. Terms for this specific order are net 60.

      4. As consideration for the Company appointing CyNet as its exclusive sales agent in the defined territories after December 1999, CyNet agrees to purchase 5,714 units of the GlobeWave Cellular Modem at a purchase price of $350. The purchase commitment is to be secured by a $2,000,000 standby letter of credit from a financial institution having a term of 300 days.

      5. The Company shall provide CyNet with training and support on the sale and deployment of the Company's products.

We are eagerly looking forward to completing the agreements that will make this a great alliance between us.

Please confirm your agreement to move forward by executing below.

Sincerely,
CyNet, Inc.


/s/ Bernard B. Beale
__________________________
Bernard B. Beale
Executive Vice President

AGREED:

GlobeWave, Inc.


By:  /s/ Menashe Ben-David
     __________________________
     Menashe Ben-David
     President

Teliran Electronic Industries, Ltd.


By:  /s/ Menashe Shabi
     _________________________
     Menashe Shabi
     President

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                          Addendum to 10.26

October 22, 1999

Mr. Menashe Ben-David
c/o GlobeWave Inc.
Teliran Electronic Industries Ltd.
218 Route 17 North
Rochelle Park, New Jersey 07662


Re: Addendum to Contract dated September 22, 1999

This is the first addendum to the Contract by and between GlobeWave, Inc. ("GlobeWave") and CyNet, Inc. ("CyNet") stating additional terms and conditions as follows:

1) CyNet desires to be the exclusive sales agent of the GlobeWave 33.6 wireless modem and GlobeWave desires CyNet to be its exclusive sales agent in the defined territory of the entire United States (US) for the time period of October, November, and December 1999, and January 2000.

2) Delivery schedule of 1,000 units will be in receipt by CyNet within the following time frames:
    Immediate delivery - 300 units
    On or before December 1999 delivery - 300 units
    On or before January 2000 delivery - 400 units

3) CyNet and GlobeWave agree to consider an extension of the exclusivity agreement on or before January 2000.


This Addendum is binding when executed by both parties.



GlobeWave, Inc.                                CYNET, Inc.

By: /s/ Menashe Ben-David                      By: /s/ Bernard B. Beale

Name: Menashe Ben-David                        Name: Bernard B. Beale

Title: President                               Title: Executive Vice President